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                                                                   EXHIBIT 10.11

                 AMENDMENT NO. 2 TO SOFTWARE LICENSE AGREEMENT
        BETWEEN 3COM CORPORATION AND PRIMUS COMMUNICATIONS CORPORATION

This Amendment No .2 to Software License Agreement ("Amendment") is made as of September 26, 1997, by and between Primus Communications Corporation ("Primus") and 3Com Corporation ("3Com"), and amends that certain Software License Agreement between Primus and 3Com dated as of June 27, 1997, as amended (the "Agreement").

Background
The parties wish to make provision for 3Com to use and modify Primus' training materials related to the Software and the Documentation, on the terms and conditions contained in this Amendment. The parties do not wish to negotiate a new contract at this time but do wish to continue their business relationship based on the terms and conditions of the Agreement, as amended by this Amendment.

Agreement
For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.  Defined Terms.  Terms not otherwise defined in this Amendment shall have the
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meanings ascribed to them in the Agreement.

2.  Inclusion of Training Materials in Software License Agreement.  Section 1.7
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of the Agreement (Definition of Documentation) shall be amended in its entirety by the substitution of:

     "1.7  "Documentation" means the Software user manuals, Software training
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     materials, and other documentation supplied to Licensee by Primus pursuant to Section 2.1."

3.  Rights to Modify.  Section 2.2 of the Agreement (Grant of License) shall be
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amended by the deletion of "and" before "(iv)", and the insertion of the following before the final period:

     "; and (v) modify those portions of the Documentation consisting of the training manuals, by modifying Primus' generic content standard and process documents as necessary to meet 3Com's internal training needs, provided however, that Primus shall retain and 3Com hereby assigns to Primus all and any ownership rights in and to all such modifications, and provided further, that such modifications shall be deemed to be Documentation under this Agreement, to the effect that 3Com has the same rights to use the modifications as apply to the rest of the Documentation"

4.  No Other Effect on Agreement.  Except as expressly set forth in this
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Amendment, the Agreement shall remain unaltered and in full force and effect.

EXECUTED as of the date first written above:

3COM CORPORATION:                       PRIMUS COMMUNICATIONS CORPORATION


By: /s/ David P. Doherty                By: /s/ Steven L. Sperry
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                                            Steven L. Sperry
______________________________          _________________________________

Its:--------------------------          Its:  President & CEO